Exhibit 99.2

Tenet Announces Pricing of its $1.450 Billion Private Offering of Senior Secured Notes

DALLAS – Nov. 16, 2021 – Tenet Healthcare Corporation (NYSE: THC) today announced the pricing of the previously announced private placement offering and has agreed to issue and sell $1.450 billion in aggregate principal amount of senior secured first lien notes due on January 15, 2030, which will bear interest at a rate of 4.375% per annum (the “notes”). Completion of the notes offering is expected to occur on December 1, 2021, and is subject to, among other things, standard closing and market conditions.

Tenet intends to use the net proceeds from the sale of the notes, after payment of fees and expenses, to finance the acquisition of Surgical Center Development #3, LLC and Surgical Center Development #4, LLC’s ownership interest in a portfolio of 92 ambulatory surgery centers and certain other related assets, with any remainder for general corporate purposes, which may include, without limitation, repayment and refinancing of other debt, cash on balance sheet, working capital and capital expenditures. If the acquisition is not completed, Tenet intends to use the net proceeds for general corporate purposes, which may include, without limitation, repayment and refinancing of other debt, cash on balance sheet, working capital and capital expenditures.

The notes will be guaranteed by certain of Tenet’s subsidiaries and secured on a first lien priority basis by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries. The notes will be effectively senior to Tenet’s existing and future indebtedness secured on a more junior basis, as well as unsecured indebtedness and other liabilities, to the extent of the value of the collateral securing such borrowings.

The notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offering will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.

This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement

This release contains “forward-looking statements”—that is, statements that relate to future, not past, events. In this context, forward-looking statements often address Tenet’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regard to developments related to COVID-19. Particular uncertainties that could cause Tenet’s actual results to be materially different than those expressed in Tenet’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2020, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas with more than 100,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 60 hospitals and approximately 460 other healthcare facilities, including surgical hospitals, ambulatory surgery centers and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve.

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Investor Contact: Regina Nethery 469-893-2387 regina.nethery@tenethealth.com	Media Contact: Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com